Exhibit 99.1

Contact:	Robert F. Lowe	Pressley A. Ridgill
	LSB Bancshares, Inc.	FNB Financial Services Corporation
	336-248-6500	336-369-0900
March 23, 2007
LSB Bancshares, Inc. and FNB Financial Services Corporation
Announce Executive Management Team of New Bank
GREENSBORO, NC — Robert F. Lowe, Chairman, President and CEO of LSB Bancshares, Inc. (NASDAQ:LXBK) and Pressley A. Ridgill, President and CEO of FNB Financial Services Corporation (NASDAQ:FNBF) are pleased to announce the executive management team of the new merged bank that will be created when the merger agreement of the two banks is finalized by the end of the third quarter 2007.
Pressley A. Ridgill, who was named President and CEO of the new bank on Feb. 27, will report to Mr. Lowe along with Monty Oliver, Executive Vice President of Finance.
Reporting to Mr. Ridgill will be Frank Sherron, Sr. Executive Vice President, Corporate Business Development and Strategic Initiative; Wes Budd, Executive Vice President, Chief Credit Officer; Mike Shelton, Executive Vice President, Chief Financial Officer; Robert Lineback, Executive Vice President, Retail Banking Administration, Sales and Service, Investments and Trust.
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Also, Rick Webster, Executive Vice President, Mortgage Banking, Shenandoah Valley Region, Rockingham County Region, Peoples Finance, Indirect Lending, Credit Card and Construction Lending; Richard Ballentine, Executive Vice President, Chief Information Officer; David Barksdale, Regional President, LSB Market Area; Paul McCombie, Regional President, Coastal Area; Robin Hager, Executive Vice President, Human Resources, Marketing and Training; and Robin Huneycutt, Executive Vice President, Board Relations. A Regional President of the Greensboro Area and an Internal Audit executive will be named at a later date.
“The integration of our two banks starts with the naming of this management team,” said Mr. Lowe. “They will begin to review and define best practices and will put together the best capabilities from each company.”
“We have selected a strong team” said Mr. Ridgill. “This team will ensure we have common philosophies by area and will build the organizational structure to deliver the action plans that will be developed to bring us together at the closing.”
For more information about the signing of the merger agreement, go to www.lsbnc.com or www.fnbsoutheast.com
Additional Information and Where To Find It
In connection with the merger, LSB will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s shareholders, and each of

LSB and FNB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about LSB and FNB, at the SEC’s website (HTTP://WWW.SEC.GOV). You will also be able to obtain these documents, free of charge, by accessing LSB’s website (HTTP://WWW.LSBNC.COM), or by accessing FNB’s website (HTTP://WWW.FNBSOUTHEAST.COM).
Participants in the Solicitation
LSB and FNB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LSB and/or FNB in connection with the merger. Information about the directors and executive officers of LSB is set forth in LSB’s Form 10-K, as filed with the SEC on March 16, 2007. Information about the directors and executive officers of FNB is set forth in FNB’s Form 10-K, as filed with the SEC on March 16, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.
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